UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas	78756
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 696-1409

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)

Appointment of Interim Chief Financial Officer and Principal Financial and Accounting Officer

As previously disclosed, on November 25, 2024, Anuradha B. Subramanian, Chief Financial Officer of Bumble Inc. (the “Company”), notified the Company of her decision to resign to pursue other opportunities, effective as of March 14, 2025. On February 28, 2025, the Company announced that the Board of Directors has appointed Ronald J. Fior as the Company’s Interim Chief Financial Officer, as well as the Company’s principal financial officer and principal accounting officer for purposes of the Securities Exchange Act of 1934, as amended, in each case, effective March 15, 2025 (the “Effective Date”). Mr. Fior is currently serving as a consultant to the Company through the Effective Date. After the Effective Date, Mr. Fior will remain a consultant, and not an employee, of the Company as the Company continues its search for a permanent Chief Financial Officer.

Mr. Fior, age 67, has over 30 years of Chief Financial Officer experience, in both domestic and international companies. He is currently a partner of FLG Partners, LLC (“FLG”), a financial consulting firm specializing in CFO and board advisory services, a position he has held since 2020. Over the past five years, he has served in interim Chief Financial Officer roles at Trove Recommerce from February 2021 to March 2022, a company enabling the resale ecosystem for brands, Absolute Software (NASDAQ/TSX: ABST) from March 2022 to November 2022, a cybersecurity company, and Perch from April 2023 to February 2024, a technology-driven ecommerce company. Prior to those roles, Mr. Fior served as Chief Financial Officer for Quotient Technology (NYSE: QUOT) from 2016 to 2019, Good Technology from 2013 to 2015, Callidus Software (NASDAQ: CALD) from 2002 to 2013, Ingenuity Systems from 2001 to 2002, Remedy Corporation (NASDAQ: RMDY) from 1998 to 2001, and SVP/Group CFO (as well as other roles therein) within The Thomson Corporation from 1985 to 1998. Mr. Fior started his career as a manager and senior auditor at Arthur Young from 1978 to 1985 and is a Canadian Chartered Professional Accountant.

In connection with retaining Mr. Fior as its Interim Chief Financial Officer, the Company entered into a Consulting Agreement between the Company and FLG, dated February 18, 2025 (the “Consulting Agreement”), for the provision of Mr. Fior’s consulting services. The Company has agreed to pay FLG $100,000 per month for such services. The Consulting Agreement will continue until terminated by either party upon 30 days’ written notice to the other party, or immediately upon the other party’s material breach, subject to cure periods in certain cases. The Consulting Agreement contains certain covenants and agreements of the parties, including certain indemnification obligations of the Company. The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by the terms and provisions of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Other than the Consulting Agreement, there are no arrangements or understandings between Mr. Fior and any other person pursuant to which Mr. Fior was selected to serve as our Interim Chief Financial Officer. Mr. Fior has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than any interest he may have in the foregoing arrangement by virtue of his position as a partner of FLG.

Item 7.01	Regulation FD Disclosure.

On February 28, 2025, the Company issued a press release announcing the appointment of Mr. Fior, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement, dated February 18, 2025, between Bumble Inc. and FLG Partners, LLC

99.1	Press release of Bumble Inc. dated February 28, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date: February 28, 2025	By:	/s/ Elizabeth Monteleone
	Name:	Elizabeth Monteleone
	Title:	Chief Legal Officer